UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2017
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Markel Corporation
(Exact name of registrant as specified in its charter)
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Virginia	001-15811	54-1959284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4521 Highwoods Parkway Glen Allen, Virginia		23060-6148
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 747-0136

Not Applicable
(Former name or former address, if changed since last report)
_________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 15, 2017, Anne G. Waleski, the Executive Vice President and Chief Financial Officer of Markel Corporation (the “Company”), informed the Company of her plan to transition from her role as Chief Financial Officer of the Company by the end of the first quarter of 2019. She will be succeeded by Jeremy A. Noble, currently the Finance Director of Markel International. Over the course of 2018 and the first quarter of 2019, the Company plans to transition the duties and responsibilities of the Chief Financial Officer to Mr. Noble.
Also, on November 15, 2017, F. Michael Crowley, the Company’s Vice Chairman, informed the Company of his plan to retire on December 31, 2017. During a period that will span through the end of 2018, Mr. Crowley will transition his duties and responsibilities as well as his relationships with key producers and clients to designated employees of the Company. Beginning in 2019, Mr. Crowley has agreed to consult for the Company.
On November 16, 2017, the Company entered into a letter agreement with Mr. Crowley, which was approved by the Company’s Compensation Committee, that memorializes an arrangement whereby he will transition his duties and responsibilities post-retirement to others at the Company during 2018 and an arrangement whereby he will provide consulting services to the Company beginning in 2019.
During the transition period, Mr. Crowley will advise, counsel and assist in the transition of his duties and responsibilities to designated employees of the Company. In particular, he will facilitate the transition of the Company’s material business partner relationships of which he has current responsibility and oversight to designated employees of the Company. For 2018, (i) his base salary will be the same as his base salary during 2017 (paid bi-weekly), (ii) his performance-based short-term bonus opportunity will be the same as for 2017 based upon the performance criterion set by the Compensation Committee for those participating in the short-term bonus program for 2018 (to be paid in cash during the first quarter of 2019, if and to the degree performance criterion are met), and (iii) his performance-based long-term bonus opportunity will be the same as for 2017 based upon the performance criterion set by the Compensation Committee for those participating in the long-term restricted stock unit program for 2018 (to be paid in cash during the first quarter of 2019, if and to the degree performance criterion are met). During the transition period he will receive benefits no less favorable to the benefits he had immediately prior to the day he retired.
Mr. Crowley’s consulting arrangement will initially run from January 1, 2019 through December 31, 2021, and will automatically renew for additional one-year periods unless terminated by either party upon 45 day’s prior notice. Under the consulting arrangement, Mr. Crowley will receive an annual retainer of $150,000 and will make himself reasonably available to the Company, to advise, counsel, assist and represent the Company as requested.
The letter agreement also includes customary provisions for termination for cause, noncompetition, non-solicitation and confidentiality. This description of Mr. Crowley’s letter agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the letter agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated into this Item 5.02 by reference.
Copies of the Company’s press releases announcing the Company’s Chief Financial Officer succession plan and Mr. Crowley’s retirement are filed as Exhibits 99.1 and 99.2 to this report and are incorporated into this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description of Exhibit

10.1	Letter Agreement, dated November 16, 2017, between Markel Corporation and F. Michael Crowley

99.1	Press Release, dated November 16, 2017, announcing CFO succession plan

99.2	Press Release, dated November 16, 2017, announcing retirement of F. Michael Crowley

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKEL CORPORATION

November 20, 2017	By:	/s/ Richard R. Grinnan
	Name:	Richard R. Grinnan
	Title:	General Counsel and Secretary

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